SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) September 30, 1997

                        BIO-REFERENCE LABORATORIES, INC.
             [Exact name of registrant as specified in its charter]


                                   New Jersey
                 [State or other jurisdiction of incorporation]


     0-15266                                          22-2405059
(Commission File Number)                        (IRS Employer Identifica-
                                                      tion Number)

481 Edward H. Ross Drive
Elmwood Park, New Jersey                                   07407
(Address of principal executive                          (Zip Code)
    office)


Registrant's telephone number, including area code 201-791-2600















                        BIO-REFERENCE LABORATORIES, INC.
                                    FORM 8-K
                               September 30, 1997


Item 2.     Acquisition or Disposition of Assets

            On September 30, 1997, Bio-Reference Laboratories, Inc. (the "Company") completed the sale of certain assets of its GenCare


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Division  ("GenCare")  to an  unrelated  third  party,  IMPATH INC.  ("IMPATH").
GenCare  provided  oncology  and  hematology   laboratory  testing  services  to
hospitals, hematologists and oncologists in the New York metropolitan area and Florida. The assets sold included GenCare customer lists, any Company rights to the "GenCare" Tradename, certain patient records and rights under a Reagant Purchase and Equipment Rental Contract and under a Laboratory Testing Service Agreement. The Company retained the rights to the Tradename "GenPath."

      In addition, the Company, certain of its officers and key employees agreed for a 30-month period not to compete with IMPATH with respect to certain defined areas of the GenCare business. The Company will continue to market tumor pathology testing services under the name "GenPath" to urology, gastroenterology and obstetric and gynecology physician clients. The GenCare business sold accounted for less than 8% of the Company's annual net revenues for its most recent fiscal year.

      The $6 million purchase price was determined in arms-length negotiations between the parties based in part on GenCare's billings to Restricted Customers for Restricted Tests (as defined in the Agreement and Bill of Sale) during the three-month period ended June 30, 1997. The purchase price included a $4.6 million cash payment made at the closing with an additional $700,000 to $1.4 million payable in semi-annual installments over a two-year period subject to certain conditions. The Company purchased GenCare in January 1995 for an aggregate 473,145 shares of its common stock and approximately $235,000 in principal amount of its debentures.


Item 7.     Financial Statements and Exhibits

      (b)   Pro Forma Financial Statements

      The Company intends to file an amendment to this current report on Form 8-K within 60 days from the date this report was first required to be filed, containing the appropriate pro forma financial information reflecting the disposition of the GenCare assets.


      (c)   Exhibits

      10.16 Agreement and Bill of Sale dated September 30, 1997 between the Company and IMPATH concerning the sale of the GenCare assets.

      10.17 Non-Competition and Confidentiality Agreement dated September 30, 1997 between the Company, three officers and a fourth key employee on the one hand and IMPATH on the other hand.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          BIO-REFERENCE LABORATORIES, INC.
                                              (Registrant)
Dated:  October 10, 1997


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                                       By_______________________________
                                          Sam Singer, Vice President and
                                           Chief Financial Officer


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